Exhibit 10.4.1

                                                                     EXHIBIT C

                             AMENDMENT NO. 1 TO THE
                              VISUAL NETWORKS, INC.
                            2000 STOCK INCENTIVE PLAN

                                   WITNESSETH:

      WHEREAS, Section 7(f) of the Visual Networks, Inc. 2000 Stock Incentive Plan (the "Plan") authorizes the Board of Directors (the "Board") of Visual Networks, Inc., a Delaware corporation (the "Corporation"), to amend the Plan at any time; and

      WhEREAS, the Board now finds it desirable and in the best interests of the Corporation to amend the Plan to change the automatic formula for granting non-statutory stock options to non-employee directors under the Plan.

      NOW, THEREFORE, the Plan is amended, effective as of January 1, 2003, as follows:

                              First and Only Change

      The first two paragraphs of Section 6(a)(ii) of the Plan are amended in their entirety to read as follows:

            (ii) Options shall be granted automatically under this Plan to Eligible Directors as follows:

                   (A) Each person who is an Eligible Director or becomes an Eligible Director shall be granted an option to purchase 100,000 shares of Common Stock (the "Initial Grant"). Each person who is an Eligible Director as of January 1, 2003 shall receive his or her Initial Grant on January 21, 2003, provided he or she is serving as an Eligible Director at such time. Each person who becomes an Eligible Director on or after January 1, 2003 shall receive his or her Initial Grant on the date on which he or she is initially elected to the Board.

                   (B) Each Eligible Director shall be granted an additional option to purchase 25,000 shares of Common Stock (an "Annual Grant") on the date of each annual stockholders' meeting, with the exception of the first annual meeting following his or her initial election to the Board, provided he or she is serving as an Eligible Director immediately after such meeting. For the first annual meeting following his or her initial election to the Board, the Eligible Director will receive an option to purchase such number of shares as is equal to 2,083 shares multiplied by the number of calendar months that the Eligible Director has served as a Director prior to the month of such meeting (the "First Annual Grant"), provided he or she is serving as an Eligible Director immediately after such meeting. For purposes of calculating the number of calendar months that an Eligible Director has served, the month in which he or she was first elected to the Board shall count only if his or her date of election occurred prior to the 15th of such month.

            The exercise price per share for each option granted under this
Section 6(a)(ii) shall be the closing price per share of the Company's Common Stock on the Nasdaq National Market, or the principal exchange on which the Common Stock is then listed, on the date of grant, and if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported.

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            Each Initial Grant shall become vested and exercisable with respect to one-fourth of the shares upon the first anniversary of the date on which such option was granted, and the remaining three-fourths shall vest in 36 equal, monthly installments thereafter and shall be fully vested on the fourth anniversary of the grant date. Each Annual Grant and the First Annual Grant shall become vested and exercisable with respect to one-twelfth of the shares monthly, commencing with the month following the third anniversary of the date on which such option was granted, and shall be fully vested on the fourth anniversary of the grant date. No option granted to an Eligible Director under this Section 6(a)(ii) shall become vested and exercisable with respect to any shares of Common Stock after the date on which such Eligible Director ceases to serve as a member of the Board. To the extent vested and exercisable, an option granted to an Eligible Director under this Section 6(a)(ii) may be exercised from time to time, in whole or in part, prior to the earlier of (x) 60 days after a grantee ceases to serve as a Director (180 days if the grantee ceases to serve because of his or her death or permanent disability) or (y) the seventh anniversary of the date of grant.

            Notwithstanding anything herein to the contrary, in the event any option granted to an Eligible Director is cancelled and the subsequent grant of an option hereunder results in variable accounting of the option, the grant of the option hereunder shall be delayed until the first date upon which the option could be granted without the option receiving variable accounting treatment.

      IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer this 15th day of January, 2003.

ATTEST:                             VISUAL NETWORKS, INC.


By: /s/ Nancy Spangler              By: /s/ Peter J. Minihane
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